Exhibit 10.14

Loan Modification Agreement

This Loan Modification Agreement (“Agreement”) is made this 20th day of June, 2007, by and between BANK OF AMERICA, N.A. organized and existing under the laws of the United States of America with offices at 100 Federal Street, Boston Massachusetts 02110 (the “Bank”) and OPNET TECHNOLOGIES, INC. a Delaware Corporation, with an address at 7255 Woodmont Avenue, Bethesda Maryland 20814 (the “Borrower”).

RECITALS

WHEREAS, Reference is made to a certain loan arrangement (the “Loan Arrangement”) between the Bank and the Borrower evidenced by, among any other documents, instruments, and agreements, (i) a certain Promissory Note, dated June 10, 2005 in favor of the Bank in the original principal amount of Two Million Six Hundred Thousand ($2,600,000.00) Dollars as amended from time to time (the “Note”) and (ii) a Loan Agreement dated June 10, 2002, between the Borrower and the Bank (“Loan Agreement”) and (iii) a Security Agreement dated June 10, 2002 as amended as amended from time to time (the “Security Agreement”) and (iv) UCC-1 Financing Statement (“Financing Statement”) bearing file number 2219573 and filed with the Delaware Secretary of State. The Note, the Loan Agreement, and the Security Agreement and the Financing Statement together with any and all other instruments, documents contracts or agreements which evidence, secure or otherwise relate to the Borrower’s obligations with respect to the Loan Arrangement, all as modified by any prior amendment agreements are herein collectively referred to as the “Loan Documents.”

WHEREAS, the Borrower has requested that the Bank agree to the modification of the Loan Documents to, among other things, the maturity date of the Note as hereinafter described, and the Bank has so agreed, but only upon the terms and conditions set forth hereinafter.

AGREEMENT

NOW THEREORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the Bank and the Borrower that the Loan Documents are amended effective as of June 30th, 2007 (the “Effective Date”), as follows:

1. The above referenced Recitals are true and correct and are incorporated herein by reference and made a part hereof. Capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

2. The Note is amended as follows:

(a) Delete references to $2,600,000 and Two Million Six Hundred Thousand Dollars and substitute therefore $2,000,000 and Two Million dollars wherever context requires.

(b) Delete the paragraph entitled “PAYMENT” and to substitute the following therefore:

“PAYMENT”. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 30, 2008 (the “Maturity Date”). In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning July 31st 2007, with all subsequent interest payments to be due on the same day of each month after that until the Maturity Date. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to any late charges, and then to any unpaid collection costs. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lenders address shown above or at such other place as the Lender may designate in writing.”

3. The Loan Agreement is amended as follows:

(a) Delete only that portion of Section 2 of the Loan Agreement entitled Loan and in its place substitute the following:

“2. LOANS.

A. Loans. Bank hereby agrees to make (or has made) one or more loans or financial accommodations to Borrower in the aggregate principal face amount of $2,000,000. The obligation to repay the loans is evidenced by a promissory note or notes originally dated June 10, 2002 and as amended from time to time (the promissory note or notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the “Note.”

The balance of Section 2 shall remain intact except as amended herein.

3. Amend Section 2(iv) of the Loan Agreement entitled Letter of Credit Subfeature to reflect that the aggregate amount of Letters of Credit at any one time shall not exceed $2,000,000 and to delete any reference to any other amount contained in that section.

3. In all other respects, the Loan Documents, including, but not limited to, the Note, the Loan Agreement, and the Security Agreement are hereby confirmed, reaffirmed and ratified and all terms and provisions not amended hereby shall remain in full force and effect. To the extent that any term and condition of any Loan Document is inconsistent with the terms and provisions hereof, such Loan Document is hereby amended to reflect the modifications and amendments set forth in this Agreement.

4. To induce the Bank to enter into this Agreement, the Borrower represents and warrants that (a) all the representations and warranties contained in the Loan Documents, after giving effect to the amendments and modifications contemplated hereby are true and correct on and as of the date hereof as though made on and as of the date hereof; (b) as of the date hereof, the Borrower has no defenses, counterclaims, offsets or other claims against the Bank or any of its officers, employees, agents, attorneys, predecessors, affiliates, or other representatives of any nature, relating to the Loan Arrangement; (c) no default or breach under any of the Loan Documents after giving effect to the amendments contemplated hereby, and no event which the passage of time or giving of notice or both would constitute such a default or breach, exists on the date hereof; and (d) the security interest granted to the Bank in the Loan Documents remains a first perfected security interest in the Collateral and neither Borrower nor any guarantor has done anything to impair said security interest and Borrower will take whatever steps Bank deems reasonably necessary to protect and preserve the said security interest.

5. This Agreement does not constitute a discharge, release or waiver of any of the Borrower’s or any Guarantor’s obligations or liabilities under the Loan Documents, or any other agreements to which the Bank and the Borrower and any guarantor are parties, all of which remain in full force and effect.

MISCELLANEOUS

1. This Agreement and the rights and obligations of the parties hereunder shall be deemed to be a document executed under seal and shall be construed and interpreted in accordance with the laws of the State of Maryland (excluding the laws applicable to conflicts or choice of law).

2. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective administrators, successors and assigns. This Agreement may only be amended in writing. This Agreement may be signed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it shall not be construed as a waiver of any future default.

3. The Borrower shall reimburse the Bank for any reasonable costs and attorneys’ fees incurred by the Bank in connection with the execution of this Agreement and in connection with the enforcement or preservation of any rights or remedies under the Loan Documents. Further the Borrower indemnifies and holds the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document, instrument or agreement required hereunder, (b) any credit extended or committed by the Bank to the Borrower under the Loan Documents, and (c) any litigation or proceeding related to or arising out of this Agreement, any Loan Document evidencing and/or securing any such credit. This indemnity includes but is not limited to, attorneys’ fees (including the allocated cost of in-house counsel). This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. This indemnity shall survive repayment of the Borrower’s obligations to the Bank. All sums due to the Bank under this paragraph shall be obligations of the Borrower, due and payable immediately without demand.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

WITNESSES:		BANK: BANK OF AMERICA, successor by merger to Fleet National Bank

/s/ Michael Shuhy		By:	/s/ John Desmond
Print Name:	Michael Shuhy		John Desmond
			Its:	Managing Director
(Duly Authorized)

BORROWER: OPNET TECHNOLOGIES, INC.

		By:	/s/ Marc A. Cohen
Print Name: Marc A. Cohen
			Its:	CEO
(Duly Authorized)

3